Exhibit 99.1

                  Itron Announces Strong Third Quarter Results

     SPOKANE, Wash.--(BUSINESS WIRE)--Nov. 1, 2006--Itron, Inc. (NASDAQ:ITRI), today reported financial results for its third quarter ended September 30, 2006. Highlights of the results include:

     -- Record quarterly and year-to-date revenues of $164.7 million and $484.1 million;

     --   Quarterly and year-to-date GAAP diluted EPS of $.35 and $1.01;

     -- Record quarterly and year-to-date pro forma diluted EPS of $.63 and $1.83;

     --   Record year-to-date cash flow from operations of $87 million.

     Revenues for the third quarter of 2006 were $164.7 million, 17% higher than third quarter 2005 revenues of $141.1 million. Revenues for the nine months ended September 30, 2006 were $484.1 million, which reflects a 23% increase over revenues of $392.7 million in the first nine months of 2005.

     "We continue to deliver solid operating results," said LeRoy Nosbaum, chairman and CEO. "We had our highest quarterly revenue in the company's history despite the expected decline from the first half of the year in revenue associated with our Progress Energy contract. The overall level of activity in the industry continues to be high and our competitive position remains excellent."

     -- Electricity Metering segment revenues were $81.6 million in the third quarter compared with $58.6 million in the third quarter of 2005. For the nine months ended September 30, 2006 Electricity Metering revenues were $250.4 million compared with $173.3 million in the same period in 2005. The 39% and 44% respective increases in revenues were primarily driven by shipments of electricity meters with embedded AMR and related installation services to Progress Energy. Without the effect of Progress Energy, Electricity Metering revenues in the quarter increased 7% over 2005. The Progress Energy contract accounted for meter shipments of approximately 300,000 and 1.9 million in the quarter and year-to-date periods.

     -- Meter Data Collection (MDC) segment revenues of $69.4 million in the third quarter of 2006 were down slightly from $70.6 million in the third quarter of 2005. Year-to-date 2006 MDC revenues of $191.3 million were 5% higher than the $182.5 million year-to-date in 2005 despite a planned sales shift from stand-alone electric AMR modules to electric meters with embedded AMR, which are reflected in Electricity Metering segment revenues. The higher year-to-date MDC revenue is primarily due to shipments of gas ERT modules associated with several AMR projects.

     -- Software Solutions revenues were $13.7 million during the quarter or 15% higher than $11.9 million in the third quarter of 2005. For the nine months ended September 30, 2006, software revenues of $42.4 million were 15% higher than revenues of $36.9 million for the same period in 2005. Software revenues have increased in 2006 primarily due to increased software license sales for a variety of products.

     New order bookings for the quarter and year-to-date periods in 2006 were $128 million and $441 million, compared with $212 million and $506 million in 2005. New order bookings in 2005 included $118 million from one contract with Progress Energy, which was signed in the third quarter of 2005. Twelve-month backlog, which represents the portion of backlog that will be earned over the next twelve months, was $194 million at September 30, 2006, compared with $198 million one year ago. At September 30, 2006 and 2005 total backlog was $325 million. Twelve-month and total backlog at September 30, 2005 included $77 million and $118 million respectively, related to our contract with Progress Energy. At September 30, 2006 there was $14 million remaining in backlog related to this contract.

     "New order bookings and resulting backlog remain strong," said LeRoy Nosbaum, "both of which mitigate the effect of the large order with Progress Energy winding down."

     Total company gross margins of 41% for the quarter were slightly lower than the 43% in the third quarter of 2005. Gross margins for the year-to-date periods in 2006 were 42% which was in line with the 43% in the same period of 2005. Current quarter and year-to-date gross margins were lower for Electricity Metering due to a higher portion of lower margin installation revenue in both periods. Software Solutions gross margins were lower for the quarter due to the timing of projects. Software margin for the nine months ended September 30, 2006 of 42% was slightly higher than the 41% in the same period of 2005 due to a higher proportion of revenue from software licenses.

     On January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment (SFAS 123 (R), which requires the expensing of share-based compensation. Total stock-based compensation in the quarter and year-to-date periods was $2.7 million and $6.8 million respectively, of which $2.3 million and $5.9 million was due to the adoption of SFAS 123(R) for stock options.

     Pro forma operating income, which excludes intangible asset amortization expenses in both 2006 and 2005, restructuring charges in 2005 and SFAS 123(R) stock option compensation expense in 2006, was $26.5 million for the quarter, or 16.1% of revenues, compared with $23.9 million or 16.9% of revenues in the third quarter of 2005. Year-to-date pro forma operating income was $81.7 million, or 16.9% of revenues compared with $59.8 million or 15.2% of revenues for the nine months ended September 30, 2005, even with increased investments in research and development in 2006.

     GAAP net income was $9.2 million, or 35 cents per diluted share, for the current quarter, compared with net income of $6.0 million, or 23 cents per diluted share, for the third quarter of 2005. For the nine months ended September 30, 2006, GAAP net income was $26.5 million, or $1.01 per diluted share, compared with $16.1 million, or 66 cents per diluted share for the same period in 2005. GAAP net income in the nine month 2005 period included a $5.9 million tax benefit for additional research and development (R&D) credits for the years 1997 through 2004.

     Pro forma net income was $16.6 million, or 63 cents per diluted share, for the quarter and $48.2 million, or $1.83 per diluted share, for the nine months ended September 30, 2006, compared with $12.6 million, or 49 cents per diluted share, in the third quarter of 2005 and $30.3 million or $1.24 per diluted share for the nine months ended September 30, 2005. Pro forma net income excludes intangible asset and debt fee amortization expense in 2005 and 2006, restructuring charges and the benefit of R&D tax credits in 2005 and SFAS 123(R) stock option compensation expense in 2006.

     On August 4, 2006, we issued $345 million of 2.50% convertible senior subordinated notes with a 40% conversion premium at the time of issuance. Upon conversion we are required to settle the principal amount of the convertible notes in cash and may elect to settle the remaining conversion obligation (stock price in excess of conversion price) in cash, shares or a combination. The notes are due August 2026 and contain put options at five-year intervals at the option of the holder. We expect to use the proceeds from the issuance for future investments in or acquisitions of companies or technologies that are complementary to our business. The net proceeds from the issuance of notes have been invested in short term securities and were mildly accretive to our results during the quarter because of the interest spread.

     We generated $87.0 million of cash from operations during the first nine months of 2006 compared with $49.6 million in 2005. Capital expenditures were $25.9 million in the first nine months of 2006 compared with $10.3 million in the first nine months of 2005. The increase in 2006 is primarily related to an enterprise software upgrade and capital improvements associated with our new headquarters building.

     Forward Looking Statements:

     This release contains forward-looking statements concerning our expectations about our operations, financial performance, sales, earnings and cash flow. These statements reflect our current plans and expectations and are based on information currently available. They rely on a number of assumptions and estimates, which could be inaccurate, and which are subject to risks and uncertainties that could cause our actual results to vary materially from those anticipated. Risks and uncertainties include the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock based compensation and other factors which are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2005 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update publicly or revise any forward-looking statements, including our business outlook.

     Business Outlook:

     The outlook information provided below and elsewhere in this release is based on information available today and does not include the effect of any pending or future acquisitions. Itron assumes no obligation to publicly update or revise our business outlook. Our future performance involves risks and uncertainties.

     For the full year 2006, we expect:

     -- Revenues between $638 and $642 million (previous guidance was $625 to $635 million).

     -- GAAP net income between $32 and $34 million (previous guidance was $31 to $33 million).

     -- Pro forma net income between $61 and $63 million (previous guidance was $59 to $61 million.

     -- Pro forma EPS between $2.35 and $2.40 per diluted share (previous guidance was $2.25 to $2.30).

     -- Our 2006 estimated pro forma tax rate as a percentage of pre-tax pro forma income is expected to be approximately 37%, which is higher than our previous estimated rate due to the expiration of the federal research credit which Congress has yet to renew for 2006. If the research credit is renewed for the entire year, we estimate it will reduce our pro forma tax rate as a percentage of pre-tax pro forma income to approximately 35%.

     -- Adjusted EBITDA, which excludes $8 million of stock option compensation expenses, between $117 and $120 million.

     Our preliminary expectations for the full year 2007 are:

     -- Revenue growth of approximately 8% over 2006 with a range of 3% above and below that midpoint target.

     -- Pro forma diluted EPS growth of almost twice the rate of revenue growth.

     Use of Non-GAAP Financial Information:

     To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures, including pro forma operating income, pro forma net income and EPS, EBITDA and Adjusted EBITDA. Management believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of our core results and provides for consistency and comparability in our financial reporting. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. Specifically, these non-GAAP financial measures are provided to enhance investors' overall understanding of our current financial performance and our future anticipated performance. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. Finally, our non-GAAP financial measures may be different from those reported by other companies. Reconciliations between GAAP and non-GAAP financial measures are included in this press release.

     Earnings Conference Call:

     Itron will host a conference call to discuss the financial results contained in this release at 1:45 p.m. (PST) on November 1, 2006. The call will be webcast in a listen only mode and can be accessed online at www.itron.com, "Investors - Investor Events." The live webcast will begin at 1:45 p.m. (PST). The webcast replay will begin shortly after the conclusion of the live call and will be available for two weeks. A telephone replay of the call will also be available approximately one hour after the conclusion of the live call, for 48 hours, and is accessible by dialing (888) 203-1112 (Domestic) or (719) 457-0820 (International), entering passcode # 3314107.

     About Itron:

     Itron is a leading technology provider and critical source of knowledge to the global energy and water industries. Nearly 3,000 utilities worldwide rely on Itron technology to deliver the knowledge they require to optimize the delivery and use of energy and water. tron delivers value to its clients by providing industry-leading solutions for electricity metering, meter data collection, energy information management, demand side management and response, load forecasting, analysis and consulting services, distribution system design and optimization, Web-based workforce automation, commercial and industrial customer care and residential energy management. To know more, start here: www.itron.com.

     Statements of operations, reconciliations between GAAP and non-GAAP results, segment information, balance sheets, cash flow statements and reconciliations of adjusted EBITDA follow.


                             ITRON, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands,
 except per share data)
                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                               ---------------------------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Revenues
   Sales                       $152,023  $128,683  $446,934  $355,696
   Service                       12,683    12,462    37,135    37,042
                               --------- --------- --------- ---------
      Total revenues            164,706   141,145   484,069   392,738

Cost of revenues
   Sales                         90,319    73,179   260,279   203,188
   Service                        6,962     6,936    20,559    20,783
                               --------- --------- --------- ---------
      Total cost of revenues     97,281    80,115   280,838   223,971
                               --------- --------- --------- ---------

Gross profit                     67,425    61,030   203,231   168,767
Operating expenses
   Sales and marketing           15,176    13,688    46,978    40,456
   Product development           15,626    11,807    43,416    35,135
   General and administrative    12,463    11,645    37,104    33,381
   Amortization of intangible
    assets                        8,284     9,712    23,209    29,143
   Restructurings                     -         -         -       390
                               --------- --------- --------- ---------
      Total operating expenses   51,549    46,852   150,707   138,505
                               --------- --------- --------- ---------

Operating income                 15,876    14,178    52,524    30,262
Other income (expense)
   Interest income                3,467        69     4,189       167
   Interest expense              (4,028)   (4,328)  (12,359)  (15,280)
   Other income (expense), net     (187)     (535)     (876)       20
                               --------- --------- --------- ---------
      Total other income
       (expense)                   (748)   (4,794)   (9,046)  (15,093)
                               --------- --------- --------- ---------

Income before income taxes       15,128     9,384    43,478    15,169
Income tax (provision) benefit   (5,913)   (3,382)  (16,990)      963
                               --------- --------- --------- ---------
Net income                     $  9,215  $  6,002  $ 26,488  $ 16,132
                               --------- --------- --------- ---------

Earnings per share
   Basic net income per share  $   0.36  $   0.25  $   1.05  $   0.70
                               --------- --------- --------- ---------

   Diluted net income per
    share                      $   0.35  $   0.23  $   1.01  $   0.66
                               --------- --------- --------- ---------

Weighted average number of
 shares outstanding
   Basic                         25,552    24,441    25,343    22,912
   Diluted                       26,336    25,919    26,251    24,471


                                  ITRON, INC.
                   RECONCILIATIONS BETWEEN GAAP AND PRO FORMA

(Unaudited, in thousands, except per share data)

                                              Three Months Ended
                                              September 30, 2006
                                        ------------------------------
                                                    Pro
                                                   Forma
                                        Reported   Entries   Pro Forma
                                        --------- --------------------

Revenues                                $164,706  $     -    $164,706
Cost of revenues                          97,281     (376)(a)  96,905
                                        --------- --------   ---------
Gross profit                              67,425      376      67,801

Operating expenses                        51,549   (1,938)(a)  41,327
                                                   (8,284)(b)
                                        --------- --------   ---------

Operating income                          15,876   10,598      26,474

Other income (expense)                      (748)     597 (d)    (151)
                                        --------- --------   ---------

Income before income taxes                15,128   11,195      26,323
Income tax (provision) benefit            (5,913)  (3,784)(e)  (9,697)
                                        --------- --------   ---------
Net income                              $  9,215  $ 7,411    $ 16,626
                                        --------- --------   ---------

Earnings per share
   Basic net income per share           $   0.36             $   0.65
                                        ---------            ---------

   Diluted net income per share         $   0.35             $   0.63
                                        ---------            ---------

Weighted average number of shares
 outstanding
   Basic                                  25,552               25,552
   Diluted                                26,336               26,336


                                              Three Months Ended
                                              September 30, 2005
                                       -------------------------------
                                                    Pro
                                                   Forma
                                        Reported   Entries   Pro Forma
                                        --------- --------------------

Revenues                                $141,145  $     -    $141,145
Cost of revenues                          80,115        -      80,115
                                        --------- --------   ---------
Gross profit                              61,030        -      61,030

Operating expenses                        46,852   (9,712)(b)  37,140

                                        --------- --------   ---------

Operating income                          14,178    9,712      23,890

Other income (expense)                    (4,794)   1,245 (d)  (3,549)
                                        --------- --------   ---------

Income before income taxes                 9,384   10,957      20,341
Income tax (provision) benefit            (3,382)  (4,339)(e)  (7,721)
                                        --------- --------   ---------
Net income                              $  6,002  $ 6,618    $ 12,620
                                        --------- --------   ---------

Earnings per share
   Basic net income per share           $   0.25             $   0.52
                                        ---------            ---------

   Diluted net income per share         $   0.23             $   0.49
                                        ---------            ---------

Weighted average number of shares
 outstanding
   Basic                                  24,441               24,441
   Diluted                                25,919               25,919


                                              Nine Months Ended
                                              September 30, 2006
                                       -------------------------------
                                                 Pro Forma
                                       Reported   Entries    Pro Forma
                                       --------- ---------------------

Revenues                               $484,069  $      -    $484,069
Cost of revenues                        280,838      (902)(a) 279,936
                                       --------- ---------   ---------
Gross profit                            203,231       902     204,133

Operating expenses                      150,707    (5,040)(a) 122,458
                                                  (23,209)(b)
                                       --------- ---------   ---------

Operating income                         52,524    29,151      81,675

Other income (expense)                   (9,046)    3,633 (d)  (5,413)
                                       --------- ---------   ---------

Income before income taxes               43,478    32,784      76,262
Income tax (provision) benefit          (16,990)  (11,105)(e) (28,095)
                                       --------- ---------   ---------
Net income                             $ 26,488  $ 21,679    $ 48,167
                                       --------- ---------   ---------

Earnings per share
   Basic net income per share          $   1.05              $   1.90
                                       ---------             ---------

   Diluted net income per share        $   1.01              $   1.83
                                       ---------             ---------

Weighted average number of shares
 outstanding
   Basic                                 25,343                25,343
   Diluted                               26,251                26,251


                                              Nine Months Ended
                                              September 30, 2005
                                       -------------------------------
                                                 Pro Forma
                                       Reported   Entries    Pro Forma
                                       --------- ---------------------

Revenues                               $392,738  $      -    $392,738
Cost of revenues                        223,971         -     223,971
                                       --------- ---------   ---------
Gross profit                            168,767         -     168,767

Operating expenses                      138,505   (29,143)(b) 108,972
                                                     (390)(c)
                                       --------- ---------   ---------

Operating income                         30,262    29,533      59,795

Other income (expense)                  (15,093)    4,223 (d) (10,870)
                                       --------- ---------   ---------

Income before income taxes               15,169    33,756      48,925
Income tax (provision) benefit              963   (19,623)(e) (18,660)
                                       --------- ---------   ---------
Net income                             $ 16,132  $ 14,133    $ 30,265
                                       --------- ---------   ---------

Earnings per share
   Basic net income per share          $   0.70              $   1.32
                                       ---------             ---------

   Diluted net income per share        $   0.66              $   1.24
                                       ---------             ---------

Weighted average number of shares
 outstanding
   Basic                                 22,912                22,912
   Diluted                               24,471                24,471


Pro Forma Adjustments
---------------------------------------------------------------
(a) Non-cash stock option compensation expense.
(b) Amortization of intangible assets.
(c) Restructurings.
(d) Debt fee amortization.
(e) Income taxes associated with pro forma entries.


                             ITRON, INC.
                         SEGMENT INFORMATION

(Unaudited, in thousands)
                               Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                              ----------------------------------------
                                   2006      2005      2006      2005
                              ---------- --------- --------- ---------
Revenues
  Hardware Solutions
     Electricity Metering       $81,575   $58,598  $250,420  $173,326
     Meter Data Collection       69,437    70,638   191,298   182,506
                              ---------- --------- --------- ---------
  Total Hardware Solutions      151,012   129,236   441,718   355,832
  Software Solutions             13,694    11,909    42,351    36,906
                              ---------- --------- --------- ---------
     Total Company             $164,706  $141,145  $484,069  $392,738
                              ---------- --------- --------- ---------

Gross profit
  Hardware Solutions
     Electricity Metering       $31,466   $24,236  $100,392   $73,223
     Meter Data Collection       30,965    32,080    85,132    80,412
                              ---------- --------- --------- ---------
  Total Hardware Solutions       62,431    56,316   185,524   153,635
  Software Solutions              4,994     4,714    17,707    15,132
                              ---------- --------- --------- ---------
     Total Company              $67,425   $61,030  $203,231  $168,767
                              ---------- --------- --------- ---------

Operating income (loss)
  Hardware Solutions
     Electricity Metering       $27,296   $20,178   $89,070   $60,504
     Meter Data Collection       24,881    26,656    67,672    64,601
     Other unallocated costs     (9,736)   (5,938)  (28,169)  (18,143)
                              ---------- --------- --------- ---------
  Total Hardware Solutions       42,441    40,896   128,573   106,962
  Software Solutions             (3,874)   (2,996)   (9,698)   (8,570)
  Corporate unallocated         (22,691)  (23,722)  (66,351)  (68,130)
                              ---------- --------- --------- ---------
     Total Company              $15,876   $14,178   $52,524   $30,262
                              ---------- --------- --------- ---------

                               Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                              ----------------------------------------
                                   2006      2005      2006      2005
                              ---------- --------- --------- ---------
                              (Units in thousands)
Unit Shipments by Segment
  Electricity Metering
     Total meters                 1,575     1,175     5,175     3,375
     With Itron AMR                 850       575     3,325     1,375
     With other AMR                 325       150       700       575

  Meter Data Collection
     AMR standalone modules       1,150     1,175     3,225     3,075
     Licensed AMR (other
      vendors' meters)              125       250       300       550

  (1)Total units with Itron
      AMR                         2,125     2,000     6,850     5,000
     Growth in total Itron
      AMR shipments                   6%                 37%

(1) Includes Itron meters with Itron AMR, other vendors' electronic electricity meters with Itron AMR and Itron AMR standalone modules.


                             ITRON, INC.
                     CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)                   September 30, December 31,
                                                2006         2005
                                            ------------- ------------
                     ASSETS
Current assets
Cash and cash equivalents                       $234,521      $33,638
Short-term investments, held to maturity         171,733            -
Accounts receivable, net                          97,033      104,428
Inventories                                       58,953       49,456
Deferred income taxes, net                        22,455       23,194
Other                                             23,047       10,941
                                            ------------- ------------
     Total current assets                        607,742      221,657

Property, plant and equipment, net                83,819       77,623
Intangible assets, net                           109,937      123,293
Goodwill                                         119,586      116,032
Deferred income taxes, net                        46,775       48,955
Other                                             17,161       11,324
                                            ------------- ------------
     Total assets                               $985,020     $598,884
                                            ------------- ------------

      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses            $52,666      $46,215
Wages and benefits payable                        24,802       23,732
Current portion of debt                                -        4,376
Current portion of warranty                        9,141        8,497
Unearned revenue                                  27,605       22,758
                                            ------------- ------------
     Total current liabilities                   114,214      105,578

Long-term debt                                   469,299      160,186
Project financing debt                                 -        2,367
Warranty                                           9,463        6,779
Contingent purchase price                          5,686            -
Other obligations                                  8,208        6,440
                                            ------------- ------------
     Total liabilities                           606,870      281,350

Shareholders' equity
Preferred stock                                        -            -
Common stock                                     345,404      312,046
Accumulated other comprehensive income, net        1,641          871
Retained earnings                                 31,105        4,617
                                            ------------- ------------
     Total shareholders' equity                  378,150      317,534
                                            ------------- ------------
     Total liabilities and shareholders'
      equity                                    $985,020     $598,884
                                            ------------- ------------


                   ITRON, INC.
      CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)                          Nine Months Ended
                                                      September 30,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Operating activities
  Net income                                        $26,488   $16,132
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                    34,266    38,785
    Employee stock plans income tax benefits         12,686    14,399
    Excess tax benefits from stock-based
     compensation                                    (9,108)        -
    Stock-based compensation                          6,811       399
    Amortization of prepaid debt fees                 3,766     4,330
    Deferred income taxes, net                        2,784   (16,313)
    Other, net                                       (1,208)    1,534
  Changes in operating assets and liabilities, net
   of acquisitions:
    Accounts receivable                               9,416    (4,738)
    Inventories                                      (8,549)   (5,199)
    Accounts payable and accrued expenses             3,622       360
    Wages and benefits payable                        1,088     7,412
    Unearned revenue                                  5,758    (3,085)
    Warranty                                          3,328      (194)
    Other long-term obligations                        (237)     (436)
    Other, net                                       (3,923)   (3,832)
                                                   --------- ---------
      Net cash provided by operating activities      86,988    49,554

Investing activities
    Purchases of investments held to maturity      (170,434)        -
    Acquisitions of property, plant and equipment   (25,878)  (10,264)
    Business acquisitions, net of cash and cash
     equivalents acquired                            (7,321)        -
    Other, net                                        1,507     1,780
                                                   --------- ---------
      Net cash used in investing activities        (202,126)   (8,484)

Financing activities
    Proceeds from borrowings                        345,000         -
    Payments on debt                                (42,703) (122,704)
    Issuance of common stock                         13,375    82,269
    Excess tax benefits from stock-based
     compensation                                     9,108         -
    Prepaid debt fees                                (8,759)     (391)
    Other, net                                            -        28
                                                   --------- ---------
      Net cash provided by (used in) financing
       activities                                   316,021   (40,798)

Increase in cash and cash equivalents               200,883       272
Cash and cash equivalents at beginning of period     33,638    11,624
                                                   --------- ---------
Cash and cash equivalents at end of period         $234,521   $11,896
                                                   --------- ---------

Non-cash transactions:
    Fixed assets purchased but not yet paid          $3,452        $-
    Non-cash affects of acquisitions                    637


                             ITRON, INC.
 RECONCILIATIONS BETWEEN GAAP NET INCOME, EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)
                                  Three Months Ended Nine Months Ended
                                     September 30,     September 30,
                                  ------------------------------------
                                      2006     2005     2006     2005
                                  --------- -------- -------- --------

GAAP net income                     $9,215   $6,002  $26,488  $16,132

Adjustments to GAAP net income
  Interest income                   (3,467)     (69)  (4,189)    (167)
  Interest expense                   4,028    4,328   12,359   15,280
  Income tax provision (benefit)     5,913    3,382   16,990     (963)
  Depreciation and amortization     11,975   12,661   34,266   38,785
                                  --------- -------- -------- --------
     Total adjustments              18,449   20,302   59,426   52,935

EBITDA                             $27,664  $26,304  $85,914  $69,067
                                  --------- -------- -------- --------

Non-cash stock option
 compensation expense                2,314        -    5,942        -
                                  --------- -------- -------- --------
Adjusted EBITDA                    $29,978  $26,304  $91,856  $69,067
                                  --------- -------- -------- --------


     CONTACT: Itron, Inc.
              Vice President, Investor Relations
              and Corporate Communications
              Deloris Duquette, 509-891-3523
              deloris.duquette@itron.com